UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

PartnerRe Ltd.
(Exact name of registrant as specified in its charter)

0-2253

(Commission File Number)

Bermuda		Not Applicable

(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda	HM 08

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     All compensation for the non-employee directors is made from the 2003 Non-Employee Director’s Plan (the "Plan"), as approved by Shareholders at the May 2003 annual general meeting and is subsequently approved by the Governance & Nominating Committee of the Board. Restricted stock units, as described below, are awarded by the Committee on a quarterly basis, in September, December, March and June. Stock options are awarded annually on the date of the annual general meeting. The objective of the Plan is to further align interests of Directors and Shareholders by incenting ownership in the form of stock options and restricted stock units while maintaining competitive compensation levels.

The total compensation package for director service consists of three components:

  Cash compensation
  Stock Options
  Restricted Share Units (RSU’s)

		Board Chairman
Component	Director Annual Amount	Annual Amount
Cash	$50,000	$155,000
Options	4,500	5,000
Restricted Share Units (RSU)	$80,000	$90,000
Dividend Equivalents in RSU	Per actual dividend rate	Per actual dividend rate
	declared by the Board	declared by the Board

Equity Components

     The stock option awards are immediately vested options to purchase Common Shares of PartnerRe Ltd. which are granted each year on the date of the annual general meeting.

     The RSU’s are immediately vested and awarded on a quarterly basis. Each RSU award has a delivery date restriction of five years from the date of grant. The delivery date restriction applies regardless of termination of directorship except in the case of death, in which case the shares are immediately deliverable to the named beneficiary or estate. Directors may elect to extend the delivery date restriction to 10 years or 15 years from the date of grant. Dividend equivalents on cumulative RSU awards are paid out quarterly in the form of additional RSU awards under the same conditions.

     A total of 1,000,000 Common Shares may be issued under the 2003 Non-Employee Director’s Plan.

     The 2003 Non-Employee Director’s Plan may be amended or terminated by the Company at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been obtained. Unless terminated earlier, the Plan expires on 22 May 2013, the tenth anniversary of its adoption by the Board, and no further Director’s Shares or Options may be granted there under after such date.

Elective Equity Incentive

     In order to further align director and shareholder interests, the guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation to be paid out in equity. Increased share ownership is further incented by a match of 25% on the value of deferred cash compensation. This value is paid out in RSU awards which are granted under the same terms and conditions as the other RSU grants.

     The forms of the Company’s Director Stock Option Agreement and Notice of Grant, and the Restricted Share Unit Award and Notice of Restricted Share Units, are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of PartnerRe Ltd. Director Stock Option Agreement and Notice of Grant

10.2	Form of PartnerRe Ltd. Restricted Share Unit Award and Notice of Restricted Share Units

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.

Date:	September 17, 2004	By: /s/ Amanda Sodergren

Name: Amanda Sodergren
Title: Associate General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Form of PartnerRe Ltd. Director Stock Option Agreement and Notice of Grant

10.2	Form of PartnerRe Ltd. Restricted Share Unit Award and Notice of Restricted Share Units